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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of OraVax, Inc. on Form S-3 to register 264,000 shares of common stock of our report dated March 27, 1998, on our audits of the consolidated financial statements of OraVax, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of OraVax, Inc.

We also consent to the incorporation by reference in this registration statement of our report, dated March 27, 1998, on our audits of the combined financial statements of OraVax Merieux Co. and Merieux OraVax Co. (both development stage enterprises) as of December 31, 1996 and 1997 and for the period from inception (March 31, 1995) through December 31, 1995 and for the years ended December 31, 1996 and 1997, which report is also included in the 1997 Annual Report on Form 10- K of OraVax, Inc. We also consent to the references to our firm under the caption "Experts."


                                               PricewaterhouseCoopers LLP

Boston, Massachusetts
July 31, 1998